LAW OFFICES
Silver,  Freedman  &  Taff,  L.L.P.
A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
3299 K STREET, N.W., SUITE 100
WASHINGTON, D.C. 20007
PHONE: (202) 295-4500
FAX: (202) 337-5502
WWW.SFTLAW.COM

May 10, 2011

Southern Missouri Bancorp, Inc.
531 Vine Street
Poplar Bluff, Missouri  63901

Ladies and Gentlemen:

We have acted as special counsel to Southern Missouri Bancorp, Inc., a Missouri corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), shares of the Company’s common stock, par value $.01 per share (the “Shares”), with an aggregate public offering price of up to $28,750,000.

In connection with the rendering of the opinion set forth below, we have examined, are familiar with and to the extent we deemed appropriate we have relied on originals or copies, certified or otherwise, identified to our satisfaction, of (i) the Registration Statement, (ii) the form of underwriting agreement attached as an exhibit to the Registration Statement (the “Underwriting Agreement”), (iii) the Articles of Incorporation and Bylaws of the Company as currently in effect, (iv) resolutions adopted by the Board of Directors of the Company and (v) such other documents, agreements, records, instruments, certificates of public officials and certificates of officers or other representatives of the Company and others as we have deemed necessary or appropriate for purposes of and as a basis for rendering the opinion set forth below.

In our examination, we have (i) assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) assumed the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies and (iii) assumed and relied upon the truth, accuracy and completeness (without independent investigation or verification) of the information, representations, warranties and statements contained in the records, documents, instruments and certificates we have reviewed.  In rendering the opinion set forth below, we have assumed that such parties had, have or will have all requisite power and authority to execute and deliver all agreements, documents, instruments and certificates examined by us and have also assumed the due authorization by all requisite action, and the due execution and delivery by such parties of all such agreements, documents, instruments and certificates and the validity and binding effect thereof.  As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Our opinion is limited to applicable provisions of the General and Business Corporation Law of Missouri.  We express no opinion with respect to the laws of any other jurisdiction.

Southern Missouri Bancorp, Inc.
May 10, 2011

Based upon the foregoing, and having a regard for such legal considerations as we deem relevant, we are of the opinion that the Shares will be, upon issuance by the Company, against payment therefor in accordance with the Underwriting Agreement, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included therein.  In giving this consent, we do not admit thereby that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is furnished by us, as special counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without our express written permission.

Very truly yours,

/s/ SILVER, FREEDMAN & TAFF, L.L.P.

SILVER, FREEDMAN & TAFF, L.L.P.